RBB FUND TRUST 485BPOS

Exhibit 99.(p)(17)

APPENDIX A

Code of Ethics

Dated as of June 2025

A.	General

The Code of Ethics is predicated on the principle that the M.D. Sass Organization (the “Finn”) owes a fiduciary duty to its separately managed accounts and private investment funds (including investors in such funds) (collectively, “Clients”).18 Accordingly, all officers, directors and employees of the Firm (the “Employees”) must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, the Finn will be mindful to:

●	Place client interests ahead of the Firm-As a fiduciary, the Firm will serve in its Clients’ best interests. In other words, neither the Finn nor Employees may not benefit at the expense of Clients.
●	Engage in personal investing that is in full compliance with M.D. Sass’s Code of Ethics - Employees must review and abide by the Firm’s Personal Securities Transaction and Insider Trading Policies contained herein.
●	Avoid taking advantage of your position - Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with M.D. Sass, or on behalf of an advisory client, unless in compliance with the Gift Policy contained herein.
●	Maintain full compliance with the Federal Securities Laws - Employees must abide by the standards set forth in Rule 204A- l under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Any questions with respect to the Firm’s Code of Ethics should be directed to the General Counsel. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the General Counsel. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

B.	Guiding Principles & Standards of Conduct

All Employees will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that the Firm expects from its Employees:

●	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients and Employees;
●	Place the integrity of the investment profession, the interests of Clients, and the interests of the Firm above one’s own personal interests;
●	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

18 S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

●	Avoid any actual or potential material conflict of interest;
●	Conduct all personal securities transactions in a manner consistent with this policy;
●	Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;
●	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;
●	Promote the integrity of, and uphold the rules governing, capital markets;
●	Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.
●	Comply with applicable provisions of the U.S. securities laws.

THE FIRM HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH IN THIS CODE OF ETHICS. IN ORDER TO MINTh1IZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

C.	Personal Security Transaction Policy

Employees may not purchase or sell any security in which the Employee has a Beneficial Interest unless the Employee has complied with the Personal Security Transaction Policy set forth below. The Chief Compliance Officer may grant exceptions to this Policy for accounts beneficially owned by related persons and managed at the Firm (e.g., house accounts).

Pre-Clearance Procedures

Employees shall complete the Firm’s Private Placement Offering and IPO Request and Reporting Form (See Attachment A) when requesting a trade in a Private Placement Offering or IPO or may also utilize the Personal Trading Control Center (“PTCC”), if available. All pre-clearance requests must be submitted to the Chief Compliance Officer. Once pre-clearance is granted to an Employee, such Employee may only transact in that Security for the remainder of the day or such other period of time as approved by the Chief Compliance Officer. If the Employee wishes to transact in that security during any other day or period, he/she must again obtain pre-clearance for the transaction.

With regard to an Employee investment in an investment fund managed by the Firm (each, a “Fund”), the Employee shall not be required to obtain pre-approval from the Chief Compliance Officer for an “initial” investment or subscription to the Fund. Rather, the execution of the Fund’s subscription document shall serve as evidence of the Firm’s pre-clearance of the Employee’s investment in the Fund. All subsequent investments in the Fund that do not require the execution of additional subscription agreements, do however require pre-approval of the Chief Compliance Officer via the aforementioned Private Placement and IPO Request and Reporting Form included as Attachment A.

For all other transactions in a security that the Employee wishes to execute in a beneficially owned personal securities account, the Employee must complete a pre-clearance approval form in the PTCC system or must otherwise seek pre-approval from the Chief Compliance Officer (or his designee) in another documented format unless alternative arrangements have been made directly with the Chief Compliance Officer. Once pre-clearance is granted to the Employee, such Employee may only transact in that security for the remainder of the day or such other period of time as approved by the Chief Compliance Officer (or his designee). If the Employee wishes to transact in that security during any other day or period, the Employee must again obtain pre-clearance for the transaction. All transactions, even if approved by the Chief Compliance Officer are subject to the Firm’s prohibition on insider trading and any other manipulative trading strategy.

The pre-clearance requirements do not apply to the following securities:

1.	Total transaction costs or proceeds of less than $5,000 in a security AND a market capitalization of more than $10 billion.
2.	Purchases or sales effected in any account over which the Employee has no direct or indirect influence or control.
3.	Open-end mutual funds not advised or sub-advised by the Firm or its affiliates, including money market funds.
4.	Exchange-traded funds or exchange traded notes offered on a nationally recognized stock exchange. (Single stock ETFs should be treated the same as a stock and require pre-clearance)
5.	U.S. Government Securities purchased directly from the U.S. Government.
6.	Bank certificates of deposits purchased directly from a bank.
7.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
8.	Purchases or sales which are non-volitional on the part of the Employee.

The Chief Compliance Officer will review each request in consultation with appropriate portfolio management and trading personnel. The factors considered by the Chief Compliance Officer when approving a trading request will include, but not necessarily be limited to, trading in the security by the Firm on behalf of its clients, market capitalization of the security, and general liquidity of the security in question.

For purposes of persona] security transactions executed by the Chief Compliance Officer, pre-clearance requests will be reviewed and approved/denied by a member of the Executive Committee. For the avoidance of doubt, the pre-clearance procedures set forth above do not replace the monitoring of quarterly transaction reports completed by Employees and conducted by the Chief Compliance Officer.

Restricted List

The M.D. Sass Organization maintains a “Restricted List” of companies about which a determination has been made that it is prudent to restrict trading activity. The Firm sha1l periodically circulate to all its employees a list of “Restricted Securities.” This list shall consist of all securities as to which: (a) there is currently a 13D or 13G filing on file with the SEC (b) any person is an officer or director of the issuer and (c) any person or entity of the M.D. Sass Organization has executed a confidentiality agreement to receive material nonpublic information or has obtained material non-public information.

As a general rule, trades will not be allowed for Clients, or for the personal accounts of Employees, in the securities of a company appearing on the Restricted List, except with approval of the General Counsel. Similarly, any determination to remove a company from the Restricted List must be approved by the General Counsel. Restrictions with regard to securities on the restricted List are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

Permission, if given for trades in a Restricted List Security will be effective for 24 hours, unless otherwise specified. Additional trades of the same Restricted List security would have to be approved again. No trades will be permitted if such trades will disadvantage the clients’ interests, or where it is determined that the M.D. Sass Organization has material, non-public information. Where an exception is granted, employees receiving such permission are prohibited from further sale or purchase transactions unless permission is again obtained. Permission/exceptions will generally be conveyed using e-mail.

Reportable Securities

M.D. Sass requires Employees to provide periodic reports (See the Reporting section) regarding transactions and holdings in any security (including, without limitation, partnership interests and limited liability company interests in private investment funds), except that Employees are not required to report the following exempted securities:

●	Direct obligations of the United States government;
●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;
●	Shares issued by money market funds;
●	Shares issued by open-end funds other than Reportable Funds;[19] and
●	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

PLEASE NOTE: SUCH EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS THAT ARE ADVISED BY M.D. SASS (OR AN AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH M.D. SASS (OR AN AFFILIATE). EMPLOYEES MUST REPORT ANY PERSONAL TRANSACTION IN A REPORTABLE FUND.

Any Employee who wishes to purchase, acquire or sell any asset that is issued and transferred using distributed ledger or blockchain technology, including, but not limited to, virtual currencies, cryptocurrencies, digital “coins” or “tokens” (“Digital Assets”), should consult with the CCO as to whether such Digital Asset would be considered a Security, and specifically a “Digital Security”, for purposes of this policy. A Digital Asset is likely to be considered a Digital Security if it is offered and sold as an investment contract. On April 3, 2019, the SEC published a framework for investment contract analysis of Digital Assets.20 The CCO may use this framework, among other relevant SEC guidance, to determine whether a Digital Asset would be considered a Digital Security for the purposes of this policy. If the CCO determines that such Digital Asset should be considered a Digital Security, the Digital Asset will be considered a Reportable Security for purposes of this policy.

[19]	Rule 204A-l(e)(9) of the Advisers Act defines a Reportable Fund as the following: (i) Any fund for which you serve as an adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases you must be approved by the fund’s board of directors before you can serve); or (ii) Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

20

https://www.sec.gov/files/dIt-framework. pdf

Reporting

In order to maintain compliance with Rule 204A-1 under the Advisers Act, the Firm must collect three reports from Employees that include transaction and holding information regarding the personal trading activities of the Employees. The reports, as described in further detail below, are: (i) Quarterly Transaction Reports; (ii) Initial Holdings Reports; and (iii) Annual Holdings Reports.

Quarterly Transaction Reports

Employees shall be required to report all securities transactions that they have made in securities Accounts during the quarter, as well as any new securities Accounts that they have opened during the quarter. In order to fulfill this reporting requirement, Employees have the option to instruct their broker-dealers to send to the Chief Compliance Officer duplicate trade confirmations and/or brokerage account statements not later than thirty (30) days after the end of each calendar quarter (refer to Attachment B). If an Employee’s trades do not occur through a broker-dealer (e.g., purchase of a private investment fund), such transactions shall be reported separately on the Quarterly Reporting Form (Securities) provided in Attachment C. An Employee may also instruct their broker-dealers to set up a data feed so that transactions and holdings automatically feed into the PTCC system, if available.

EMPLOYEES ARE REMINDED THAT TRANSACTIONS IN PRIVATE INVESTMENT FUNDS (INCLUDING THOSE MANAGED BY THE FIRM) SHOULD BE INCLUDED IN THE QUARTERLY REPORTING FORMS.

Alternatively, Employees may utilize the Quarterly Reporting Form (Securities) and Quarterly Reporting Form (New Accounts), provided in Attachment C, to fulfill their quarterly transaction and new account reporting requirement in the event that they elect, or are unable to, provide duplicate trade confirmations and/or brokerage account statements to the Chief Compliance Officer.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS AND ACCOUNTS OF MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports

New Employees are required to report all of their securities and securities accounts not later than 10 days after an individual becomes an Employee. The two (2) Initial Reporting Forms (refer to Attachment D) must contain information that is current as of a date not more than 45 days prior to the date the person becomes an Employee.

Employees are required to provide the Chief Compliance Officer with a complete list of securities and securities accounts on an annual basis, or on or before February 14th of each year. The report shall be current as of December 31st. (Refer to Attachment E for a copy of the Annual Reporting Forms).

Employees may elect to forgo the use of the Initial Reporting Forms and Annual Reporting Forms and instead submit their brokerage/custodial statements to the Chief Compliance Officer in order to fulfill the initial and annual holding requirements. However, Employees must be certain that their brokerage/custodial statements include at a minimum:

(a)	the title and type of security;
(b)	as applicable, depending on the type of security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each security;
(c)	the name of any broker, dealer or bank with which the Employee maintains an account in which any security is held for the Employee’s direct or indirect benefit; and
(d)	the date in which the Employee submits the report.

If an Employee utilizes the PTCC system, account holdings and transactions reports may be provided automatically through the live feed between the respective broker-dealers and the PTCC system. Employees are reminded though that setting up the feed between a broker-dealer and PTCC may take a fair amount of time. Reports that are required prior to the live feed being established may need to also be completed manually on the attachments to ensure that the Chief Compliance Officer receives all required data points in the required timeframe. Furthermore, if an account is not able to directly feed into PTCC, the Employee must provide information directly to the Chief Compliance Officer via established reporting forms or other means as directed by the Chief Compliance Officer.

EMPLOYEES MUST REPORT THEIR BENEFICIAL INTEREST IN ANY SECURITIES ACCOUNTS, REGARDLESS OF THE TYPES OF SECURITIES THAT ARE HELD IN THE SECURITIES ACCOUNT. THE CHIEF COMPLIANCE OFFICER MUST BE MADE AWARE OF ALL SECURITIES ACCOUNTS OWNED BY EMPLOYEES.

Exceptions from Reporting Requirements

There are limited exceptions from certain of the three reporting requirements noted above. Specifically, an Employee is not required to submit

I)	The Quarterly Reporting Form (Securities) for any transactions effected pursuant to an automatic investment plan.

2)	Any of the three reports (i.e., Quarterly Reporting Form, Initial Reporting Forms and Annual Reporting Forms) with respect to securities held in securities accounts over which the Employee had no direct or indirect influence or control. Note, however, that the Chief Compliance Officer may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the securities account (e.g., investment advisory agreement, etc.).

3)	Any of the three reports for any accounts where a live feed has been established within the required timeframe between the respective broker-dealer and the PTCC system.

Any investment plans or accounts that may be eligible for these exceptions should be brought to the attention of the Chief Compliance Officer who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the Chief Compliance Officer may ask for supporting documentation, such as a copy of the Automatic Investment Plan or a copy of the discretionary account management agreement, and/or a written certification from an unaffiliated investment adviser. Employees who claim they have no direct or indirect influence or control over an account are also required to complete a certification stating as such upon commencement of their employment and on an annual basis thereafter. Please see Attachment J.

Trading and Review

The Finn’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A- l, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, the Finn will closely monitor Employees’ investment patterns to detect the following abuses, among others:

●	Trading in companies included on the Restricted List;
●	Front-running client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market timing activities.

The Chief Compliance Officer’s designee will monitor the Chief Compliance Officer’s personal securities transactions for compliance with the Personal Security Transaction Policy.

The Firm conducts periodic reviews of Employee reports. At a minimum, such reviews are required to include a comparison of Employee reports to: I) the Restricted List and 2) Clients’ trading activity.

Documentary evidence is required to be kept evidencing the periodic reviews conducted. Should the Firm discover that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the Chief Compliance to review the facts surrounding the transactions.

Reporting Violations and Remedial Actions

The Firm takes the potential for conflicts of interest caused by personal investing very seriously. As such, the Firm requires its Employees to promptly report any violations of the Code of Ethics to the Chief Compliance Officer. The Firm’s Senior Management is aware of the potential matters that may arise as a result of this requirement and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of the Firm’s Personal Security Transaction Policy is determined to have occurred, the Chief Compliance Officer may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the Securities Exchange Commission (the “SEC”), making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the Chief Compliance Officer shall determine is appropriate.

No Employee shall participate in a determination of whether he or she has committed a violation of the Code of Ethics or in the imposition of any sanction against himself or herself.

D.	Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of material non-public information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, the Firm has instituted procedures to prevent the misuse of material non-public information.

The M.D. Sass Organization forbids any officer, director, employee, and all affiliates (“Covered Persons”) from trading, either personally or on behalf of others, while aware of material non-public information or communicating material non-public information to others in violation of Rule I 0b-5 promulgated under the Securities Exchange Act of 1934 and Insider Trading and Securities Fraud Enforcement Act of 1988. This conduct is frequently referred to as “insider trading.”

The term “insider trading” is not clearly defined in federal or state securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others for trading. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

●	Trading by an insider who is aware of material non-public information at the time of the trade;

●	Trading by a non-insider who is aware of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or,

●	Communicating material non-public information to others.

The elements of insider trading and penalties for such unlawful conduct are discussed below. If, after reviewing this Policy or its application to a particular transaction, you have any questions you should consult the Chief Compliance Officer and/or his designee(s).

I.	Who is an Insider?

The term “insider” is broadly defined and generally refers to anyone who is in possession of material, non-public information. It includes officers, directors and employees of a company and may include friends, family members and other persons who may have acquired the information directly or indirectly from an insider. In addition, a person can be a “temporary insider” ifhe or she enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

II.	What is Material Information?

Trading on non-public information is not a basis for liability unless the information is material. While there is no absolute standard for “materiality,” “material information” generally includes information that a reasonable investor would consider relevant in making investment decisions and information that is reasonably certain to have a substantial effect on the price of a company’s securities, regardless of whether the information is related directly to the company’s business. The test for materiality does not require proof of a substantial likelihood that disclosure of the omitted fact would have caused the reasonable investor to act on such information, but rather it need only be demonstrated that the disclosure of such a fact “would have been viewed by the reasonable investor as having significantly altered the ‘total mix’ of information made available.” Information can be material even if it was not the reason that the investor decided to buy, sell or hold securities.

Information that officers, directors, employees, and other associated persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments concerning public issuers. This list is not exhaustive and, depending upon the circumstances, other information can be “material.” Information concerning the M.D. Sass Organization’s holdings or transactions on behalf of clients may also be material non-public information. You should always treat information as “material” if you have any reason to believe that it may be important. When in doubt caJl the Chief Compliance Officer or the designee for advice.

III.	What is Non-Public Information?

Information is non-public until it has been effectively communicated to the investment community in general by the issuer of the securities through recognized channels. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public information.

IV.	Confidentiality and Corresponding with Other Market Professionals

Information regarding advice furnished by the Firm to its Clients, nonpublic data furnished to the Firm by any Client, work product of the Firm’s investment and trading staffs and other proprietary data and information concerning the Firm (including, but not limited to, its investment positions, assets under management, buy and sell programs, performance record and former, existing and potential clients), is the exclusive property of the Firm.

Notwithstanding the foregoing, the Firm and its Employees owe certain fiduciary duties to its Clients. From time to time, and in accordance with such fiduciary duties, Employees may deem it to be in the best interest of Clients to disclose proprietary information relating to the Firm and/or the Funds to other market professionals including: senior executives of both publicly traded and private companies, other hedge fund managers, investment bankers, research analysts, sales traders, paid consultants and other unaffiliated third parties (collectively, “other market professionals”).

The aforementioned policies with regard to the restriction and prohibition on the disclosure of the Firm’s proprietary information are not in any way intended to prevent the following types of activities, among others, that may be undertaken by the Firm’s employees from time to time (and that the Chief Compliance Officer has determined are appropriate) in order to fulfill the Firm’s fiduciary duty to act in the best interest of the Funds:

●	Discussion of general market events and the merits of investing in specific securities with other market professionals;
●	Attendance at idea dinners with other market professionals

●	Speaking with current and/or former employees of public companies that Clients are invested in and/or where the Firm is contemplating an investment;
●	Attendance at industry events (e.g., broker-dealer sponsored conferences) to gain access to the management of companies that Clients are invested in and/or where the Finn is contemplating investments for Clients; and
●	Retention of other market professionals (e.g., paid consultants) to provide general and specific market advice with regard to investing in securities and other investments.

Employees in possession of the Finn’s proprietary information may not use it for the benefit of any person other than the Firm and its Clients. However, employees are reminded that any use of the Firm’s proprietary information must be carried out in accordance with the Firm’s Code of Ethics.

Corresponding with other market professionals and attendance at industry events (e.g., idea dinners, conferences, one-on-one “breakout” sessions at conferences) may also present risks or situations where an employee could become aware of material, nonpublic information about a company. In such situations, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information about a company.

V.	Penalties for Insider Trading

The U.S. securities laws impose potentially onerous civil and criminal penalties on persons who improperly obtain or use material, non-public information in connection with a purchase or sale of securities, including disclosing such information to others to enable those persons to trade in stock of the applicable company. A person can be subject to some or all of the penalties described below even if he or she does not personally benefit from the activities surrounding the violation. Possible penalties include: civil injunctions; treble damages; disgorgement of profits; jail sentences and fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited financially.

In addition to the penalties imposed directly upon the person making the illegal trade, civil and criminal penalties for illegal use of inside information can also be imposed upon the officers and directors of a company for failing to prevent corporate employees from engaging in such securities law violations. The U.S. securities laws provide that any “controlling person,” which includes employers, directors, executive officers and principal stockholders, may be liable for civil penalties if the controlling person both (i) knew or recklessly disregarded the fact that the employee was likely to engage in a violation and (ii) failed to take appropriate steps to prevent that violation before it occurred. Civil penalties for persons who control violators can equal the greater of $1,000,000 or three times the profit gained or losses avoided. Employers may also be subject to criminal penalties of up to $2,500,000 for insider trading violations committed by its employees. Separate penalties may be imposed on the Firm or its senior officers for failure to supervise employees who engage in insider trading.

A violation of the Firm’s Insider Trading Policy can also be expected to result in serious sanctions by the Firm, including dismissal of the persons involved.

VI.	Insider Trading Policy Procedures

The following procedures have been established to aid the Covered Persons of M.D. Sass in avoiding insider trading. Failure to follow these procedures may result in dismissal, regulatory sanctions and criminal penalties.

1.	A. Identify Inside Information

Before trading or making investment recommendations for yourself or others, including funds or private accounts managed by the Firm, in the securities of a company about which you may have potential insider information, ask yourself the following questions:

1.	Is the information you have material? Is this information that a reasonable investor would consider relevant in making an investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed? Would this information have been viewed by a reasonable investor as having significantly altered the total mix of available information?

2.	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in publications of general circulation? Has the information been provided pursuant to an expectation of confidentiality? Is the source of the information under a duty to maintain its confidentiality?

2.	B. Dealing with Inside Information

If, after consideration of the above, you believe the information is material and non-public, or if further questions arise as to whether you believe the information is material and non-public, the following procedures shall be followed:

1.	Report the matter immediately to the General Counsel, or his designee.

2.	Do not discuss the information in public places where it can be overheard such as elevators, restaurants and airports.

3.	Do not read confidential documents in public places or discard them where they can be retrieved by others.

4.	Do not purchase, sell or recommend securities on behalf of yourself or others, including accounts managed by the Firm.

5.	Do not communicate the information inside or outside of the Firm (including to family members and friends) other than to the Legal/Compliance Department of the Firm.

6.	Refrain from responding if any inquiry is addressed to you concerning your potential knowledge of inside information until after consulting the Legal/Compliance Department.

7.	After the Legal/Compliance Department has reviewed the issue, you will be instructed as to the proper course of action to take.

VII.	Conducting Research

The Firm’s portfolio management process may be partially informed by external research obtained from third parties including research providers, public company insiders, and discussions with other buy side investors. The Firm’s research process is focused on developing an in-depth understanding of companies, industries, relevant sectors, and market conditions. In carrying out its research, the Firm does not seek to obtain Material Nonpublic Information and has adopted specific policies to ensure compliance with this objective and to mitigate and avoid the inadvertent receipt of Material Nonpublic Information.

Employees must obtain the prior written consent of the CCO prior to obtaining any research from a new third-party research provider. The CCO will perform appropriate due diligence of such third-party research providers to ensure such providers have adopted appropriate procedures to prevent the misuse of material non-public Information. When appropriate, the Firm may require that the provider enter into a written agreement with the Firm that includes representations relating to the misuse of material non-public Information. Employees should also notify the Chief Compliance Officer in advance of any trial with a new research provider.

Employees that wish to communicate with public company insiders must generally:

●	Only communicate with corporate executives and/or representatives of a company’s investor relations department. Any communications with other company insiders must be pre-approved by the Chief Compliance Officer.

●	Schedule or coordinate all initial communications with corporate executives with a representative of a company’s investor relations department or a broker-dealer. Once an initial communication that was scheduled or coordinated by a representative of a company’s investor relations department has taken place, subsequent communications may take place without the involvement of the company’s investor relations department in a manner permitted by that company’s policies and procedures. Communications with corporate executives that are initiated through other channels must be pre-approved by the Chief Compliance Officer.

●	Ensure that all in-person meetings or telephone calls with company insiders (whether pre-scheduled or not) are documented in a centralized log, calendar or other system to which the Chief Compliance Officer has access.

VIII.	Paid Consultant Policies and Procedures

As part of the research and investment process, Employees may conduct calls or meetings with paid consultants referred by third parties (e.g., Guidepoint Global). These consultants may range from independent research analysts, retired personnel, or employees working in the relevant industry.

While it is permissible to utilize consultants as part of the research process, we must be particularly sensitive about the information that these consultants provide. In the event that the Firm or its employees learn or have reason to suspect that they have been provided with a) confidential or material non-public information and/or b) information that a consultant furnishes to the Firm or its employees in violation of a duty of trust or confidence to any person, then the General Counsel shall immediately notify the research group that provided access to such respective consultant. In addition, depending upon the facts and circumstances of each situation, the General Counsel may solicit the advice of outside counsel as it relates to a particular issue and/or decide to restrict both the firm and its employees from trading in the securities of a particular issuer(s).

Preclearance

Prior to engaging any new paid consultant platforms, Employees must obtain approval from the Chief Compliance Officer. For all paid consultant platforms, prior to a consultation with a specific consultant, the Employee conducting the consultation must notify the Chief Compliance Officer and provide all relevant information related to the consultation. Once notified of the request, the Chief Compliance Officer will review all facts and circumstances and determine if the consultation is appropriate or if it poses any additional risks. All consultations with an individual expert must meet the following approval criteria or receive an exception from the Chief Compliance Officer prior to such consultation.

●	If the expert was employed at, or a director of, a public company and the consultation relates to that public company, at least 6 months have elapsed since the expert was affiliated with the public company;

●	If the expert was employed at, or held elected office in, any government or government agency (federal, state, or local), at least 6 months have elapsed since the expert held the government position; and

●	If the expert was involved in any clinical trial and the consultation relates to the trial or any products or competitors associated therewith, at least 3 months have elapsed since the clinical trial’s results were made public.

The Chief Compliance Officer reserves the right to deny any request for a consultation.

Chaperoning

The Chief Compliance Officer may also periodically attend meetings with the paid consultants in order to understand the type of information that is discussed, review sampled email correspondence involving industry experts, monitor the frequency with which various experts are being used, and/or compare particularly profitable trading to past contacts with industry experts.

E.	Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment F (Conflicts of Interest Questionnaire ).21 These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, the Firm may determine that it is in its Clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of the Firm can, however, raise serious regulatory issues and concerns, including conflicts of interest and access to material non-public information. As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company or other public companies.

Similarly, the Firm may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in the aforementioned outside activities without the prior written approval of the Chief Compliance Officer. Approval will be granted on a case-by-case basis, subjectto proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2A of Form ADV.

F.	Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with the Finn and in which he or she knows the Firm might be expected to participate or have an interest, without disclosing in writing all necessary facts to the Chief Compliance Officer, offering the particular opportunity to the Firm, and obtaining written authorization to participate from the Chief Compliance Officer.

Any personal or family interest of an Employee in any Firm business activity or transaction of the Firm must be immediately disclosed to the Chief Compliance Officer. For example, if an Employee becomes aware that a transaction being considered or undertaken by the Firm may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disc1ose this possibility to the Chief Compliance Officer.

[21]	The Firm intends to use the responses received in the “Conflicts of Interest Questionnaire” to identify, monitor and manage (potential) conflicts of interest to the Firm. The Firm may review or test, as appropriate, to determine potential compliance issues associated with the “Conflicts of Interest Questionnaire.”

Employees may use Attachment G to inform the Chief Compliance Officer of any of the issues noted in this discussion.

G.	Loans

No Employee may borrow from or become indebted to, any person, business or company having business dealings or a relationship with the Firm, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the General Counsel. No Employee may use the Firm’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the General Counsel.

H.	Dealings with Government and Industry Regulators

The Firm forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against the Firm. Employees are expected, if requested, to provide the Firm with reasonable assistance, including, but not limited to, meeting or consulting with the Firm and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

I.	Political Contributions and Public Office

The following briefly outlines the Firm’s policies with respect to political contributions and public office:

●	Contributions by the Firm and/or Employees to politically connected individuals/entities are allowed, however, contributions to politically connected individuals/entities should not be made in exchange for new business;
●	Neither the Firm nor Employees are permitted to make any soft dollar contributions; and
●	Neither the Firm nor Employees can hold a public office if it in any way conflicts with the Firm’s business.

More detailed information with respect to this topic may be found in the Firm’s supplement policy, Political and Charitable Contributions, and Public Positions.

J.	Improper Use of Firm Property

No Employee may utilize property of the Finn or utilize the services of the Finn or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the General Counsel. For this purpose, “property” means both tangible and intangible property, including the Finn and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

K.	Protection of the Firm’s Name

Employees should at all times be aware that the Finn’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of the Finn’s name in any manner that could be misinterpreted to indicate a relationship between the Firm and any other entity or activity.

L.	Employee Involvement in Litigation or Proceedings

Employees must advise the Chief Compliance Officer immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

M.	Gifts and Entertainment

Employees’ Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature, and provided that the giver is present for the event. If the estimated cost or value of the Employee’s portion of the meal, event, or entertainment is greater than $500, or the Employee has received entertainment three or more times in a month, then the Employee must report his/her attendance to the Chief Compliance Officer on Attachment H.

Employees’’ Receipt of Gifts - Employees must report their intent to accept gifts over $500 (either one single gift, or in aggregate on an annual basis) to the Chief Compliance Officer by completing Attachment H. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to the Firm’s offices by service providers.

The Firm’s Gift Giving Policy-The Firm and its Employees are prohibited from giving gifts that may be deemed as excessive and must obtain approval to give all gifts in excess of $500 to any Client, prospective client or any individual or entity that the Firm is seeking to do business with.

Gifts Given to Taft-Hartlev Funds - Employees are reminded that notwithstanding this policy, since the Firm manages Taft-Hartley Clients, any gratuity provided by the Firm to labor unions or union representatives that have an “interest” in the Taft-Hartley Clients in excess of $250 per fiscal year are required to be reported on Attachment Hand Department Labor Form LM-10 within 90 days following the end of M.D. Sass, LLC’s fiscal year. Accordingly, the Finn will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

Gifts and Entertainment Given to ERISA Plan Fiduciaries - Employees are prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, Employees must obtain approval before giving any gifts or entertainment to ERISA plan fiduciaries from the Chief Compliance Officer by completing Attachment H.

The Chief Compliance Officer shall track all reportable entertainment and gifts via Attachment I.

N.	Travel Expenses

Employees may charge to the Firm normal and reasonable travel and travel-related expenses incurred for the Firm’s business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel-related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While the Firm has not prescribed limits on such expenses, the Firm may reiterate its policy with Employees as necessary.

The Firm will pay for all travel and travel-related expenses to support an Employee’s attendance at conferences, company visits, etc. In the event that any such expenses are included as part of the event (i.e., a broker charters a jet for numerous investment firms, including the Firm, to visit a company, etc.), the Firm shall determine the approximate value of the expense and forward the third-party a reimbursement check. The Firm has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

0.	Disclosure

The Firm shall describe its Code of Ethics in Part 2A of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All Client requests for the Firm’s Code of Ethics shall be directed to the Chief Compliance Officer.

P.	Recordkeeping

The Firm shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or the Firm’s management.

●	A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
●	A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
●	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of the Firm.
●	A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Firm for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
●	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

●	The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Placement or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Q.	Responsibilities

The Chief Compliance Officer and/or his designee(s) will be responsible for administering the Code of Ethics, subject to oversight by the Company’s General Counsel. All questions regarding the policy should be directed to the Chief Compliance Officer. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment.

AGREEMENT TO ABIDE BY CODE OF ETHICS

This agreement may also be certified electronically through the PTCC system. if available.

By affixing my signature below, I acknowledge that I have read and understand M.D. Sass’ Code of Ethics (the “Code”), dated as of June 2025.

I further acknowledge that I am in compliance with the provisions of the Code and agree to remain in compliance with such provisions.

I understand that if I fail to comply with the provisions of the Code, I will be subject to appropriate disciplinary action, including dismissal.

PRINTNAME

SIGNATURE

DATE

Attachment A

Private Placement Offering & IPO Request and Reporting Form

Name of Issuer:

Type of Security:

Public Offering Date:
(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

3.	I am not investing in this Private Placement or IPO to profit improperly from my position as an M.D. Sass Employee;

4.	The investment opportunity did not arise by virtue of my activities on behalf of an M.D. Sass client; and

5.	To the best of my knowledge, no M.D. Sass Clients have any foreseeable interest in purchasing this security.

6.	If l am seeking to invest in an unregistered investment fund, the investment strategy pursued by the fund is dissimilar from the investment strategy generally pursued by M.D. Sass.

Furthermore, by signing below, I certify that I have read the M.D. Sass Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand M.D. Sass reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. I have provided all offering materials related to this proposed investment to the Chief Compliance Officer at their request.

Date:	Signature:

Print Name:

Compliance Use Only

__	Approved	___	Not Approved	Person Approving _____________

Reasons Supporting Decision to Approve/Not Approve:

Attachment B

Sample Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re:	Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

M.D. Sass, LLC

Attn: Bobby Liu, Chief Compliance Officer
55 West 46th Street, Suite 2801

New York, New York 10036

If you have any questions or concerns, please feel free to give me a call at (xxx) xxx-xxxx. Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:	<Name>

Attachment C

QUARTERLY REPORTING FORM (TRANSACTIONS) FOR QUARTER ENDED:

In accordance with M.D. Sass’ Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest. Reportable securities include interests in private investment funds (including those managed by M.D. Sass and its affiliates).

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

DELIVER TO THE CHIEF COMPLIANCE OFFICER WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER. USE ADDITIONAL SHEETS IF NECESSARY.

Print Name

Signature	Date

Compliance Use Only

Reviewed by: __________________________

Date of Review: ________________________

Exception(s) Noted:      __  No                 __ Yes

If Yes, Describe: _______________________

Attachment C

QUARTERLY REPORTING FORM (NEW ACCOUNTS) FOR QUARTER ENDED

In accordance with M.D. Sass’ Code of Ethics, please provide a list of all accounts that have opened during the previous calendar quarter in which you maintain a beneficial interest. Reportable securities include interests in private investment funds.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

I certify that this form fully discloses all of the newly opened accounts in which I have a beneficial interest.

Print Name

Signature	Date

Compliance Use Only

Reviewed by: __________________________

Date of Review: ________________________

Exception(s) Noted:      __  No                 Yes

If Yes, Describe: _______________________

Attachment D

Initial Reporting Form (Securities Accounts)

Employee	___________________________________________(Print Name)

Information submitted current as of _________________________(Date)

In accordance with M.D. Sass’ Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest. Note that this includes accounts of immediate family members living in your household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities accounts in which I have a beneficial interest.

Signature	Date

Compliance Use Only

Reviewed by: __________________________

Date of Review: ________________________

Exception(s) Noted:      __  No       ___    Yes

If Yes, Describe: _______________________

Initial Reporting Form (Securities)

In accordance with M.D. Sass’ Code of Ethics, please provide a list of all reportable securities in which you have a beneficial interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer. Securities held in accounts over which the access person had no direct or indirect influence or control do not need to be reported.

Number of Shares (if applicable)	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

Use additional sheets as necessary.

I certify that this form fully discloses all of the reportable securities in which I have a beneficial interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

Signature	Date

Compliance Use Only

Reviewed by: __________________________

Date of Review: ________________________

Exception(s) Noted:      __  No       ___    Yes

If Yes, Describe: _______________________

Attachment E

Annual Reporting Forms (Securities Accounts)

Employee	___________________________________________(Print Name)

Information submitted current as of _________________________(Date)

In accordance with M.D. Sass’ Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest. Note that this includes accounts of immediate family members living in your household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities accounts in which I have a beneficial interest.

Signature	Date

Compliance Use Only

Reviewed by: __________________________

Date of Review: ________________________

Exception(s) Noted:      __  No       ___    Yes

If Yes, Describe: _______________________

Annual Reporting Forms (Securities)

In accordance with M.D. Sass’ Code of Ethics, please provide a list of all securities in which you have a beneficial interest. This includes reportable securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer. Securities held in accounts over which the access person had no direct or indirect influence or control do not need to be reported.

Number of Shares (if applicable)	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

Use additional sheets as necessary.

I certify that this form fully discloses all of the securities in which I have a beneficial interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

Signature	Date

Compliance Use Only

Reviewed by: __________________________

Date of Review: ________________________

Exception(s) Noted:      __  No       ___    Yes

If Yes, Describe: _______________________

Attachment F

Conflicts Questionnaire Supplement

The Firm is required to monitor Employee circumstances, which may pose a potential conflict with our management of Accounts and Funds (including Fund investors). Please complete this questionnaire and disclose the required information. In addition, we will ask for a recertification of the information contained in the questionnaire annually. You also must provide any changes to the information promptly to the Chief Compliance Officer.

A.	Please disclose the requested information for any entity (including any commercial business or not-for-profit organization) other than the Firm in which, or from which, you (1) receive compensation; (2) take an active role in making management decisions; (3) serve as an officer, director, member or general partner; or (4) provide any advice about investments.

	Name of Entity:	Nature of Affiliation or Title:	Public Company

1.			Yes/No

2.			Yes/No

3.			Yes/No

4.			Yes/No

5.			Yes/No

None _________

B.	Please disclose whether your spouse or any immediate family member currently conducts business or works for an entity that conducts business with the Firm.

Describe:

None _________

C.	Please disclose whether your spouse or any immediate family member currently works for a public company.

Describe:

None _________

D.	The following individuals are my family members that work at broker/dealers and/or companies in which M.D. Sass conducts or seeks to conduct business:

____________	Not Applicable (I am not aware of any family members that work at broker/dealers and/or companies in which M.D. Sass conducts or seeks to conduct business)

Broker-Dealer/Company                       Family Member

Please note that these questions are intended to be broad in scope. If you have any questions as to whether any particular arrangement or relationship should be disclosed on this fonn, please consult the Chief Compliance Officer.

Signature:

Print Name:

Date:

Compliance Use Only

Reviewed by: __________________________

Date of Review: ________________________

Exception(s) Noted:      __  No       ___    Yes

If Yes, Describe: _______________________

Attachment G

Miscellaneous Reporting under the Code of Ethics

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

Print Name:

Signature:

Date:

Compliance Use Only

Reviewed by: __________________________________________________________________________________________________________

Date of Review: ________________________________________________________________________________________________________

Follow-up Required:      _________No       __________Yes

If Yes, Describe: ________________________________________________________________________________________________________

Attachment H

Gift and Entertainment Report

Employee(s) Receiving/Giving the Gift/Entertainment:

Describe the Gift/Entertainment:

Approximate Total Dollar Amount of Gift/Entertainment:

$

Receiver/Giver of the Gift/Entertainment:

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _______         No ______

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months? If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

Relationship of Receiver/Giver to M.D. Sass and/or Employee(s):

Reason (if known) the Gift/Entertainment will be given by/given to M.D. Sass and/or Employee(s):

Signature:	Date:

Compliance Use Only

___          Approved                  ___       Not Approved

Chief Compliance Officer

__________________________________

Reasons Supporting Decision to Approve/Not Approve:

Attachment I

Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift/Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/Entertainment	Receiver/Giver of Gift/Entertainment	Relationship of Receiver/Giver to M.D. Sass and/or Employee	Reason Gift/Entertainment was given by/given to M.D. Sass and/or Employee	Compliance Approval (Yes/No)
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO

Attachment J

Discretionary Managed Account: Initial and Annual Certification Form

This form is to be used to qualify a Personal Trading Account as a Discretionary Managed Account or as an account which may be beneficially owned by an Employee but which that Employee has no direct or indirect control over.

Please contact the Compliance Department with any questions.

Professional Investment Manager Name:

Relationship with Professional Investment Manager (i.e.. familv member, current or former colleague):

Broker/Account Custodian:

Account Number:

Name(s) of account holders and relationship to you: (for example: John Doe (spouse); Jane Doe (self):

I hereby represent and affirm that:

●	the account is managed by a professional investment manager who has discretionary authority and control over the account.
●	all specific investment decisions in the account will be made by this professional investment manager and not directly or indirectly by me, any other Covered Person or any member of my family.
●	allocations of specific investment opportunities in the account will be made in the sole discretion of the professional investment manager and not directly or indirectly by me, any other Covered Person, or any member of my family. This restriction, however, does not prohibit me from placing general guidelines or restrictions on the overall account (e.g., a ban on stocks of a certain sector or an optimal allocation between fixed income and equities).
●	I will promptly notify the Compliance Department if this account at any time no longer qualifies as a Discretionary Managed Account.

Employee Signature	Date

Employee Name

Approved by:

Signature	Date

Title